NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT is made this 31 day of July, 2012, by and between **Trustaff Medical Connections, LLC**, an Ohio limited liability company ("TMC") and **Brian Neill**, an individual residing at Ft. Lauderdale, FL 33312 ("Neill"), under the following circumstances:

A. Neill is Chief Financial Officer of Medical Connections, Inc. ("MCI") and of its parent company Medical Connections Holdings, Inc. ("MCH"); and

B. TMC is purchasing the assets of MCI (the "Business") contemporaneously with entering into this Agreement; and

C. As part of the consideration for TMC to purchase the assets of MCI, TMC has required Neill and two other key employees to agree individually to a noncompetition covenant and other restrictive covenants; and

D. Neill has agreed to enter into a restrictive covenant agreement in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, TMC and Neill agree as follows (*capitalized terms used in this Agreement have the meanings given to them in the Asset Purchase Agreement among TMC, MCI and MCHI*):

1. **Non-Competition and Non-Solicitation**. Neill acknowledges that (A) the Business is conducted primarily in the United States; (B) Neill has intimate and valuable knowledge of the Business, as well as technical, financial, customer, supplier and other confidential information related to the Business, which, if exploited by Neill in contravention of the terms of this Agreement, would seriously, adversely and irreparably affect the ability of TMC to continue to conduct the Business previously conducted by Medical Connections, Inc.; (C) the agreements and covenants contained in this Agreement, as they relate to the Business and otherwise, have been determined by TMC to be essential to protect the Business and its related goodwill; and (D) TMC would not consummate the purchase of assets but for Neill's agreement with the agreements and covenants of this Agreement. Accordingly, Neill covenants and agrees as follows:

    1.1. **Non-Compete**. For a period of three (3) years following the Closing (the "Restricted Period"), Neill shall not, directly or indirectly, (A) engage in any business competitive with the Business anywhere in the United States, whether as an owner, director, officer, member, shareholder, employee, agent or consultant; (B) except as agreed to in writing by TMC, render any services to any Person engaged in those activities; or (C) become interested in any Person in any capacity, including as a partner, shareholder, principal, agent, trustee or consultant.

1.2. **Non-Solicitation of Employees.** During the Restricted Period, Neill shall not, either directly or indirectly, hire, solicit or encourage any employee to leave the employment of TMC or any affiliate of TMC (each, a "Protected Party" and collectively, the "Protected Parties").

1.3. **Discontinuation of Business Relationships.** During the Restricted Period, Neill shall not, directly or indirectly, seek to induce or otherwise cause any customer, supplier, licensee or any other Person with whom any of the Protected Parties has a business relationship, whether by contract or otherwise, to discontinue or alter in a manner adverse to any Protected Party, such business relationship. Notwithstanding the foregoing, nothing shall prohibit Neill from continuing to utilize attorneys, accountants and other professionals with whom he worked at MCI whether or not these professionals choose to continue any business relationship with TMC.

1.4. **Nondisclosure of Confidential Information.** Neill shall keep confidential and shall not, without the prior express written consent of TMC, use, disclose or provide access to, any confidential information relating to the Business of any Protected Party, including customer lists and other information, except: (A) any information required to be disclosed by law or court order; and (B) any information that is otherwise available to the public or in the public domain, other than as a result of a disclosure by Neill, in violation of confidentiality obligations under any agreement with a Protected Party.

2. **Rights and Remedies Upon Breach.** If Neill breaches, or threatens to commit a breach of, any of the provisions of this Agreement (the "Restrictive Covenants"), the Protected Parties shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Protected Parties under law or in equity: (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Protected Parties and that money damages would not provide an adequate remedy to the Protected Parties; and (ii) the right and remedy to require Neill to pay to the Protected Parties all damages, losses, costs or expenses incurred by any Protected Party as the result of any action constituting a breach of the Restrictive Covenants. Neill shall be obligated to pay the costs of enforcement of this Agreement by any Protected Party in connection with either of those remedies, including, but not limited to, reasonable attorneys fees and court costs.

3. **Severability of Covenants.** Neill acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable as to Neill, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect as to Neill, without regard to the invalid portions.

4. **Blue-Penciling.** It is expressly understood and agreed that although Neill considers the Restrictive Covenants to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Neill, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as the court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and the restriction cannot be amended so as to make it enforceable, that finding shall not affect the enforceability of any of the other restrictions contained herein.

5. **Enforceability in Jurisdictions.** TMC and Neill intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more jurisdiction hold the Restrictive Covenants unenforceable by reason of the breadth of their scope or otherwise, it is the intention of TMC and Neill that that determination not bar or in any way affect TMC's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants, as to breaches of the Restrictive Covenants in other jurisdictions, the Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

6. **Miscellaneous Provisions.**

6.1. **Assignment.** This Agreement shall not be assigned or assignable by Seller, MCH or Purchaser without the express written consent of all other parties. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns.

6.2. No modification hereof shall be valid unless it is in writing and signed by all parties.

6.3. **Captions.** All article, schedule, and exhibit headings are inserted for the convenience of the parties and shall not be used in any way to modify, limit, construe, or otherwise affect this Agreement.

6.4. **Counterparts.** This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

6.5. **Electronic/Facsimile Signatures.** The electronic signature of any party hereto shall be as binding as the original signature of that party for all purposes; and the copy of any party's signature to this Agreement delivered by facsimile, e-mail, or other such other electronic means shall be as binding and enforceable as the party's original signature to this Agreement.

6.6. **Negotiation of Terms**. The parties hereto expressly acknowledge that they have read, understand, and agree on all of the terms of this Agreement, and that each party had the opportunity to negotiate its terms, was represented by counsel at the time of executing this Agreement or had the opportunity to be so represented, and that this Agreement shall not be construed against the drafter.

6.7. **Waiver**. Each of the parties may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other party; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered under this Agreement; (iii) waive compliance with any of the covenants of the other party contained in this Agreement; or (iv) waive, in whole or in part, performance of any of the obligations of the other party. No action taken under this Agreement, including, but not limited to, the consummation of the closing or any knowledge of or investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, possessing such knowledge, or performing such investigation of compliance with the representations, warranties, covenants, and agreements contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or similar breach.

6.8. **Delay not a Waiver**. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

6.9. **Governing Law**. This Agreement shall be governed by, construed, and enforced in accordance with the laws of Ohio without giving effect to the rules governing conflict of laws.

6.10. **Gender**. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include the feminine and the neuter, references to the neuter shall be deemed to include the masculine and the feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

6.11. **Further Assurances**. Unless otherwise expressly stated herein, each of the parties shall use its Best Efforts to bring about the transactions contemplated by this Agreement as soon as practicable, including the execution and delivery of all instruments, assignments, and assurances, and shall take or cause to be taken

reasonable further or other actions necessary or desirable to carry out the intent and purposes of this Agreement.

6.12. **Business Days**. "Business Days" shall mean each Monday through Friday, excluding United States and Ohio State holidays.

6.13. **Attorneys' Fees**. In the event a lawsuit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover the party's costs of suit and reasonable attorneys' fees incurred through all trial and appellate levels of litigation from the non-prevailing party.

6.14. **References to Agreement**. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular section, article, provision, annex, exhibit, schedule, or paragraph unless so required by the context.

6.15. **Jurisdiction; Service of Process**. Any action, arbitration, hearing, litigation or suit ("Proceeding") commenced, brought, conducted or heard by or before, or otherwise involving any court of arbitrator arising out of or relating to this Agreement or any transactions contemplated by this Agreement shall be brought exclusively in the courts of the State of Ohio, County of Hamilton, or, in the United States District Court for the Southern District of Ohio, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

6.16. **Severability**. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision. If any provision of this Agreement shall be determined to be unlawful, that provision shall be deemed to be modified to the minimum extent necessary to make such term valid and enforceable, and the remaining terms of the Agreement will not be affected.

6.17. **Rights in Third Parties**. Except as otherwise specifically provided, nothing expressed or implied in this Agreement is intended, or shall be construed, to

confer on or give any person, firm, or corporation, or other business entity, other than the parties and their respective shareholders, members and owners any rights or remedies under or by reason of this Agreement.

6.18. **Expenses.** Each party shall pay its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

6.19. **Notices.** All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section:

If to Neill:	Brian Neill, Chief Financial Officer Medical Connections Holdings, Inc. 4800 T-Rex Avenue, Suite 310 Boca Raton, FL 33431 Facsimile: (561) 353-2169
with a copy to:	Jeffrey G. Klein, P.A. 301 Yamato Road Suite 1240 Boca Raton, FL 33431 Facsimile: (561) 994-6693
If to TMC:	Trustaff Medical Connections, LLC 4270 Glendale Milford Rd. Cincinnati, OH 45242 Facsimile: (513) 354-6607
with a copy to:	Matthew S. Parrish, Esq. Cors & Bassett, LLC 537 East Pete Rose Way Suite 400 Cincinnati, OH 45202 Facsimile: (513) 852-8222

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the

first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and facsimile or telecopy, upon the first attempted delivery on a Business Day.

6.20. **Failure to Pursue Remedies**. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

6.21. **Cumulative Remedies**. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

6.22. **Binding Effect**. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

6.23. **Interpretation**. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement.

6.24. **Counterparts**. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

6.25. **Integration**. This Agreement is part of the transaction defined by the Asset Purchase Agreement among TMC, MCI and MCH and is integrated into that Asset Purchase Agreement.

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The next page is the signature page.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.

Neill:

____
Brian Neill

TMC:
Trustaff Medical Connections, LLC

By: ____________________________
Brent Loring, President